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                                   EXHIBIT 11


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                                                                    EXHIBIT 11

                                   WSMP, INC.
                                AND SUBSIDIARIES

                       Computation of Per Share Earnings


                                                                  1998              1997               1996
                                                                  ----              ----               ----
Computation of Earnings Per  Common
  Share - Basic:

  Net earnings                                             $ 2,250,000       $ 2,439,789        $ 2,010,358
                                                           ===========       ===========        ===========

Actual outstanding shares beginning of year                  5,326,948         2,958,538          2,828,009
Add (deduct) weighted average shares applicable to:
    Common stock purchased                                    (114,582)
    Common stock issued                                        441,622         2,176,814            120,417
    Common stock pro forma adjustment                                                             1,826,154
                                                           -----------       -----------        -----------
Weighted average shares, as adjusted                         5,653,988         5,135,352          4,774,580
                                                           ===========       ===========        ===========

Earnings per common share - Basic                          $       .40       $       .48        $       .42
                                                           ===========       ===========        ===========


Computation of Earnings Per Common
  Share - Diluted:

  Net earnings                                             $ 2,250,000       $ 2,439,789        $ 2,010,358
                                                           ===========       ===========        ===========

Actual outstanding shares beginning of year                  5,326,948         2,958,538          2,828,009
Add (deduct) weighted average shares applicable to:
    Common stock purchased                                    (114,582)
    Common stock issued                                        441,622         2,176,814            120,417
    Common stock pro forma adjustment                                                             1,826,154
    Common stock options exercised                             211,964            40,211             10,112
    Common stock options outstanding                           251,081           276,353            158,774
                                                           -----------       -----------        -----------
Weighted average shares, as adjusted                         6,117,033         5,451,916          4,943,466
                                                           ===========       ===========        ===========

Earnings per common share - Diluted                        $       .37       $       .45        $       .41
                                                           ===========       ===========        ===========